Exhibit 10.2

***Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 6.3 AND 6.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE CLASS A COMMON STOCK

Company:	FISCALNOTE HOLDINGS, INC., a Delaware corporation
Class of Stock:	Class A Common Stock, par value $0.0001 per share
Number of Shares:	80,000
Warrant Price:	$0.01 per share, as further adjusted from time to time
Issue Date:	March [_], 2023
Expiration Date:	July 15, 2027

This WARRANT TO PURCHASE COMMON STOCK certifies that, for good and valuable consideration, [***] (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated class, series and type of stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 3 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

This Warrant is being issued in connection with the Company’s entry into that certain Amendment No. 1 to that certain Second Amended and Restated Credit and Guaranty Agreement dated as of July 29, 2022 (as may be further amended, supplemented, or otherwise modified from time to time, the “Senior Credit Agreement”) by and among FiscalNote, Inc. (as a Borrower), the Company, and the other Guarantors (as defined therein), Runway Growth Finance Corp. as administrative agent and collateral agent for the financial institutions or other entities from time to time party thereto as lenders (the “Senior Lenders”). As used in this Warrant, (i) “Senior Loans” means all obligations, liabilities and indebtedness of the Company and the other Loan Parties (as defined in the Senior Credit Agreement) to the Senior Lenders under the Senior Loan Documents; (ii) “Senior Loan Documents” means the Senior Credit Agreement and all promissory notes and other documents related to the Senior Credit Agreement evidencing an obligation of a Loan Party (as defined in the Senior Credit Agreement) to the Senior Lenders; and (iii) “Paid in Full” means the full and indefeasible payment in cash and satisfaction in full of all of the obligations of the Company and the other Loan Parties (as defined in the Senior Credit Agreement) to the Senior Lenders under the Senior Loan Documents.

Section 1.
EXERCISE.
1.1
Method of Exercise. Holder may at any time and from time to time prior to the Expiration Date exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2
Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of Shares to be issued to Holder;

Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B = the Warrant Price.

1.3
Fair Market Value. For purposes of this Warrant, the “Fair Market Value” shall mean the following: If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of the Company’s common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.
1.4
Delivery of Shares and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a statement or other evidence reasonably satisfactory to Holder evidencing the issuance of the appliable number of Shares to Holder in book entry form and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.
1.5
Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
1.6
Treatment of Warrant at Acquisition.
(a)
In the event of an Acquisition (as defined below) in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such cashless exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 5 of the Warrant as the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.
(b)
Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(c)
(i) “Acquisition” means a transaction or series of transactions involving (A) the sale, lease exclusive license or other disposition of all or substantially all of the consolidated assets of the Company, (B) any merger or consolidation of the Company into or with another person or entity, or any other corporate reorganization, as a result of which the stockholders of the Company immediately prior to such transaction own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such transaction, or (C) any sale or other transfer by the stockholders of the Company of capital stock of the Company representing at least a majority of the Company’s outstanding combined voting power, as of such date of determination, and (ii) “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.
Section 2.
PUT OPTION
2.1
Put Rights. Notwithstanding any other provision of this Warrant, at any time during the period that is thirty (30) days following the date that the Senior Loans are Paid in Full, Holder may elect to sell to the Company this Warrant or such portion thereof, and the Company shall be required to purchase this Warrant or any portion thereof, in accordance with the terms of this Section 2 (the “Put Option”). For the avoidance of doubt, the Put Option (i) will only be available to the extent that this Warrant has not been fully exercised for Shares pursuant to Section 1 as of the date of the exercise of the Put Option and (ii) will only be available to the extent of any portion of the Warrant that remains unexercised for Shares pursuant to Section 1.
2.2
Put Notice; Put Price; Closing. To exercise the Put Option, Holder shall give notice of exercise of the Put Option to the Company (the “Put Notice”) in the manner described in Section 6.5 The Put Notice shall set forth the portion of this Warrant to be purchased by the Company, shall include the wiring instructions for the bank account that Holder has designated to receive the Total Put Price (as defined below), and shall be signed by an authorized representative of Holder. The aggregate purchase price of the Warrant or any portion thereof to be purchased by the Company (the “Total Put Price”) hereunder shall be equal to the product of (A) the difference of (1) $2.50 (the “Put Price”) minus (2) the Warrant Price then in effect, multiplied by (B) the number of Shares subject to the Warrant to be purchased by the Company pursuant to the exercise of the Put Option. For example, if the Warrant may be exercised for 80,000 Shares, the Warrant Price is $0.01 per Share, and Holder elects to partially exercise this Warrant for 60,000 Shares, the Total Put Price would be $149,400.00 and the Warrant would thereafter continue to be exercisable for 20,000 Shares in accordance with the terms of the Warrant. The closing of the Company’s purchase of the Warrant (or portion thereof) shall occur within five (5) days following the Company’s receipt of the Put Notice. At the closing of the purchase of the Warrant, the Holder shall surrender this Warrant to the Company and the Company shall pay the Total Put Price in cash or other immediately available funds to Holder to the account designated in the Put Notice.
2.3
Rights Upon Full or Partial Exercise of Put Option. If the Put Option is exercised only with respect to a portion of the number of Shares for which the Warrant may be exercised, the Company shall issue a new warrant for the remaining portion of the Warrant, which warrant shall be registered in the name of and delivered to Holder. Upon exercise of the Put Option for the entire number of Shares for which this Warrant may be exercised, the rights under this Section 2 shall terminate. Upon exercise of this Warrant in part, the rights under this Section 2 shall terminate with respect to the Shares obtained upon such exercise.
Section 3.
ADJUSTMENTS TO THE SHARES; WARRANT PRICE AND PUT PRICE.
3.1
Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price and the Put Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price and the Put Price shall each be proportionately increased and the number of Shares shall be proportionately decreased.
3.2
Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 3.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.
3.3
No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.
3.4
Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Put Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Put Price, class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a calculation of such adjustment and the Warrant Price, Put Price, class and number of Shares in effect upon the date of such adjustment.
Section 4.
REPRESENTATIONS AND COVENANTS OF THE COMPANY.
4.1
Representations and Warranties. The Company represents and warrants to, and agrees with, Holder as follows:
(a)
All Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, common stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into common stock or such other securities.
(b)
The issuance of this Warrant and the issuance of the Shares issuable upon exercise hereof, does not entitle any other party to exercise preemptive rights, except to the extent waived prior to the Issue Date.
4.2
Notice of Certain Events. If the Company proposes at any time to:
(a)
declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b)
effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or
(c)
effect an Acquisition or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Holder:

(1)
in the case of the matters referred to in (a) and (b) above, at least five (5) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, and
(2)
in the case of the matters referred to in (c) above at least twenty (20) days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and copies of all documents to be entered into in connection with such transaction and other information as Holder may require in connection with such transaction and the treatment of this Warrant in connection with such event giving rise to the notice).
Section 5.
REPRESENTATIONS, WARRANTIES OF HOLDER.

Holder represents and warrants to the Company as follows:

5.1
Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.
5.2
Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
5.3
Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
5.4
Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
5.5
The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.
5.6
No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.
Section 6.
MISCELLANEOUS.
6.1
Term. Subject to the provisions of Section 1.6 above, Holders rights pursuant to Section 1 of this Warrant shall terminate and thereafter be void as of 11:59 PM, Eastern Time, on the Expiration Date.
6.2
Legends. The Shares shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE COMPANY TO [***], DATED [______________] MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

6.3
Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.
6.4
Transfer Procedure. Subject to the provisions of Section 6.3 and upon providing the Company with written notice, [***], and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.
6.5
Notices. All notices and other communications hereunder from the Company to Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 6.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[***]

Attn:

Email:

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

FISCALNOTE HOLDINGS, INC.

Attn: Chief Financial Officer

1201 Pennsylvania Ave NW, 6th Floor

Washington, DC 20004

Email:jon.slabaugh@fiscalnote.com; legal@fiscalnote.com

6.6
Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
6.7
Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.
6.8
Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.
6.9
Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
6.10
Business Days. “Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

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[SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY: FISCALNOTE HOLDINGS, INC. By: Name: Title:
HOLDER: [***] By: Name: Title:

APPENDIX 1

NOTICE OF EXERCISE

1.
The undersigned Holder hereby exercises its right to purchase _________________ shares of ________________________ of FISCALNOTE HOLDINGS, INC. (the “Company”) in accordance with the attached Warrant to Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ] check in the amount of $________ payable to order of the Company enclosed herewith

[ ] Wire transfer of immediately available funds to the Company’s account

[ ] Cashless Exercise pursuant to Section 1.2 of the Warrant

[ ] Other [Describe] __________________________________________

2.
Please issue the Shares in book entry form in the name specified below:

Holder’s Name
(Address)
3.
By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 5 of the Warrant to Purchase Class A Common Stock as of the date hereof.

HOLDER: By: Name: Title: Date: